EXHIBIT 10.55

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is made effective as of May 18, 2009 (the “Effective Date”) between STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company (“Borrower”), and ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (“Lender”).

In consideration of the consideration and mutual agreements set forth in this Agreement, Borrower and Lender agree as follows:

1. DEFINITIONS.

1.1 Defined Terms. The following words and phrases have the following meanings.

“Administrative Fee”: The monthly amount paid to Borrower under, and as defined in, the Participation Agreement.

“Advance Termination Date”: December 31, 2011.

“Bailment Agreement”: The Bailment Agreement among the Servicer, Borrower and Lender, as amended, modified, restated or replaced from time to time.

“Bankruptcy Code”: The United States Bankruptcy Code, as now existing or hereafter amended.

“Business Day”: Any day other than Saturday, Sunday, a United States national holiday or other day on which banks in the State of Indiana are permitted or required by law to close.

“Collateral”: As defined in Section 6.1.

“Controlled Group”: All members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Default Rate”: The per annum rate of interest equal to the Interest Rate plus two percent (2.00%) per annum.

“Depository Bank”: The federal credit union at which Borrower maintains the Distribution Account and the Operating Account. The initial Depository Bank is Eli Lilly Federal Credit Union.

“Distribution Account”: The segregated account maintained by Borrower with the Depository Bank in which collections on the Student Loans will be deposited and from which Borrower will withdraw funds to make distributions to itself and the Participants as set forth in Sections 7(a)-(b) of the Participation Agreement.

“Employee Plan”: Any pension, stock bonus, employee stock ownership plan, retirement, disability, medical, dental or other health plan, life insurance or other death benefit plan, profit sharing, deferred compensation, stock option, bonus or other incentive plan, vacation benefit plan, severance plan or other employee benefit plan or arrangement, including any pension, profit-sharing or retirement plans, welfare plan, Defined Benefit Pension Plans (as defined in ERISA) or any multi-employer plan, maintained or administered for employees of Borrower or any member of the Controlled Group, or any such plan or arrangement to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time.

“Event of Default”: As defined in Section 10.

“Funding Year”: The calendar year corresponding to each Student Loan Pool and in which a Student Loan is disbursed.

“Indebtedness”: At any time (a) all Liabilities of Borrower, (b) all lease obligations of Borrower, (c) all other debt, secured or unsecured, created, issued, incurred or assumed by Borrower for money borrowed or for the deferred purchase price of any fixed or capital asset, (d) indebtedness secured by any Lien existing on property owned by Borrower (whether or not the Indebtedness secured thereby has been assumed), and (e) all contingent liabilities of Borrower whether or not reflected on its balance sheet.

“Indemnified Party”: Lender, its successors and assigns and their respective affiliates, directors, officers, members, managers, partners, employees and agents.

“Interest Rate”: The per annum rate equal to the Prime Rate plus 55/100 percent (0.55%) per annum.

“Internal Revenue Code”: The Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Liabilities”: All liabilities of Borrower that would be shown as such on a balance sheet of Borrower.

“Lien”: any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien or security interest, including the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under a lease of any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Loans”: The direct advances made from time to time by Lender to Borrower in the form of a loan under and pursuant to this Agreement, as set forth in Section 2.1.

“Loan Documents”: As defined in Section 3.1.

“Loan Maturity Date”: The earlier to occur of (i) December 31, 2026 or (ii) the date that is fifteen (15) years after the final disbursement of a Loan under this Agreement.

“Management Agreement”: The Management Services Agreement dated as of February 20, 2009 between the Program Administrator and Borrower, as amended, modified, restated or replaced from time to time.

“Material Adverse Effect”: A material adverse change in the financial condition, properties, business or operations of Borrower (in each case as determined by Lender pursuant to its Decision Power), including (i) any default by Borrower in the performance of its obligations under the Program Documents, (ii) any termination of the Management Agreement (unless a replacement management agreement acceptable to Lender is effected) and (iii) any termination of the Program Agreement or the Program (except for a termination in the normal course and contemplated term of, and without a default under, the Program).

“Maximum Loan Amount”: The maximum aggregate amount in Loans advanced by Lender that may be outstanding on any date of determination up to but not including the Advance Termination Date, which amount is (i) One Hundred Million and 00/100 Dollars ($100,000,000.00) during the 2009 calendar year, (ii) Two Hundred Million and 00/100 Dollars ($200,000,000.00) during the 2010 calendar year, and (iii) Three Hundred Million and 00/100 Dollars ($300,000,000.00) during the 2011 calendar year until but not including the Advance Termination Date. To avoid doubt, after the Advance Termination Date, Lender will not advance any Loans and the aggregate amount of outstanding Loans will be repaid by Borrower as provided in this Agreement.

“Note”: As defined in Section 4.

“Obligations”: The Loans (as evidenced by the Note), all interest accrued thereon, any fees due Lender under this Agreement, any expenses incurred by Lender under or in connection with this Agreement and any and all other liabilities and obligations of Borrower (and of any partnership in which Borrower is or may be a partner) to Lender under or in connection with this Agreement and the other Loan Documents, however created, arising or evidenced, and however owned, held or acquired, whether now or hereafter existing, whether now due or to become due, direct or indirect, absolute or contingent, and whether several, joint or joint and several.

“Obligor”: Borrower, any other guarantor, accommodation endorser, third party pledgor, or any other party liable with respect to the Obligations.

“Operating Account”: The segregated account maintained by Borrower with the Depository Bank in which Borrower will maintain funds for day-to-day operations.

“Operating Expense Advance”: As defined in Section 2.1(b)(ii).

“Origination Agreement”: The agreement between the Student Loan Originating Entity and the Origination Vendor, as amended, supplemented, modified, or replaced from time to time, pursuant to which the Origination Vendor will perform certain obligations with respect to the origination and documentation of the Student Loans.

“Origination Vendor”: The Person performing Student Loan origination and documentation services under the Origination Agreement.

“Participants”: The credit unions that acquire Participation Interests in the Student Loans in any Loan Pool.

“Participation Agreement”: The Participation Agreement entered into between Borrower and the Participants, as amended, modified, restated or replaced from time to time.

“Participation Interest”: With respect to each Participant, its beneficial ownership interest in each Student Loan in the Program, including such Participant’s right to receive its share of Student Loan proceeds on each Program Payment Date.

“Permitted Liens”: As defined in Section 8.2.

“Person”: Any individual, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Prime Rate”: The floating per annum rate of interest that, at any time and from time to time, is most recently published in the Money Rate Section of The Wall Street Journal as the Prime Rate, which rate is not intended to be Lender’s lowest or most favorable rate of interest at any one time. For purposes of this Agreement, the Prime Rate will be determined on the first day of each month and will remain in effect for such month regardless of any published changes in the Prime Rate during such month. If more than one Prime Rate appears, then the highest rate will be used. The effective date of any change in the Prime Rate shall for purposes of this Agreement be the date such change in the Prime Rate is so published in the Money Rate Section of The Wall Street Journal. Lender shall not be obligated to give notice of any change in the Prime Rate.

“Program”: The national financing program established by Borrower to provide private student loans to Students in accordance with the Program Agreement.

“Program Administrator”: The Person designated from time to time as the “Program Administrator” under the Program Agreement. The initial Program Administrator is TRG.

“Program Agreement”: The Financing Program Agreement dated as of February 20, 2009 between Lender and Borrower, as amended, modified, restated or replaced from time to time.

“Program Documents”: The Program Agreement, the Participation Agreement, the Servicing Agreement(s), the Risk Sharing Agreement, and any other documents or instruments entered into in connection with the Program, and any amendment, modification, restatement or replacement thereof.

“Program Payment Date”: The 25th day of each month or, if such day is not a Business Day, the following Business Day.

“Retained CUSO Interest”: With respect to each Student Loan in a Student Loan Pool, on any date of determination, the portion thereof that is not then subject to Participation Interests held by Participants.

“Risk Sharing Agreement”: The Risk Sharing Agreement dated as of February 20, 2009 between Lender and Borrower in connection with the Program, as amended, supplemented, modified, restated or replaced from time to time.

“Servicer”: The Person obligated pursuant to the Servicing Agreement to, among other things, collect, monitor and report Student Loan payments, handle late payments and other delinquencies, and remit payments.

“Servicing Agreement”: The Servicing Agreement dated as of February 20, 2009 between Borrower and the Servicer, as amended, supplemented, modified, or replaced from time to time.

“Servicing Fee”: The “servicing fee” payable to Servicer for performing its obligations under the Servicing Agreement.

“Student”: A student enrolled at one of Lender’s ITT Technical Institutes.

“Student Loan”: A loan made to Students and originated in connection with the Program.

“Student Loan Documents”: With respect to each Student Loan, the Student Loan Note and all other documents and instruments evidencing, securing or otherwise relating to such Student Loan.

“Student Loan Funding Account”: The account designated by the Student Loan Originating Entity into which Borrower will deposit the purchase price for Student Loans in connection with the Program.

“Student Loan Note”: The promissory note evidencing each Student Loan.

“Student Loan Originating Entity”: The federal credit union that will originate Student Loans and sell such Student Loans to Borrower in connection with the Program.

“Student Loan Pool”: A discrete pool of Student Loans disbursed during a Funding Year in connection with the Program.

“Student Loan Purchase Advance”: As defined in Section 2.1(b)(i).

“Subsidiary”: Any corporation, partnership, limited partnership, limited liability company, limited liability partnership or other entity of which or in which Borrower owns directly or indirectly fifty percent (50.00%) or more of (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such entity if a corporation, (b) the management authority and capital interest or profits interest of such entity, if a partnership, limited partnership, limited liability company, limited liability partnership, joint venture or similar entity, or (c) the beneficial interest of such entity, if a trust, association or other unincorporated organization.

“TRG”: The Rochdale Group, Inc., a Kansas corporation.

“UCC”: The Uniform Commercial Code in effect in the State of Delaware from time to time.

1.2 Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined in this Agreement have the meanings customarily given them.

1.3 Other Terms Defined in UCC. All other capitalized words and phrases used in this Agreement and not otherwise specifically defined have the respective meanings assigned to such terms in the UCC, as amended from time to time.

1.4 Other Definitional Provisions; Construction. Whenever the context so requires, the neuter gender includes the masculine and feminine, the single number includes the plural, and vice versa, and in particular the word “Borrower” shall be so construed. The words “hereof’, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Article, Section, Subsection, Annex, Schedule, Exhibit and like references are references to this Agreement unless otherwise specified. The term “include” or “including” means without limitation by reason of enumeration. The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in accordance with Section 12.3 of this Agreement. References in this Agreement to any party include such party’s successors and permitted assigns. To the extent any of the provisions of the other Loan Documents are inconsistent with the terms of this Agreement, the provisions of this Agreement shall govern.

2. LOANS; PAYMENTS; INTEREST.

2.1 Loans; Payments.

(a) Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth in this Agreement and in the other Loan Documents, Lender may make Loans to Borrower at such times and in such amount as Lender deems appropriate in its sole and absolute discretion. Borrower acknowledges and agrees that (i) Lender may decline to make a Loan under this Agreement in its sole and absolute discretion and regardless of Borrower’s satisfaction any precedent conditions to a Loan described in this Agreement and (ii) Lender will not and has no intention to (x) make any Loans on or after the Advance Termination Date or (y) make any Loan that would cause the aggregate outstanding principal balance of all Loans to exceed the Maximum Loan Amount. Loans made by Lender may be repaid and, subject to the terms and conditions hereof, advanced again by Lender up to (but not including) the Advance Termination Date.

(b) Use of Loan Advances. The Loans shall be used by Borrower only to:

(i) fund the purchase of all or portions of Student Loans in connection with the Program (in such case, a “Student Loan Purchase Advance”); and

(ii) pay the following operating expenses of Borrower incurred in connection with the Program: (A) Servicing Fees payable to the Servicer under the Servicing Agreement; (B) loan origination or underwriting fees payable to the Origination Vendor under the Origination Agreement; (C) interest payable to Lender under this Agreement in connection with Student Loan Purchase Advances; (D) fees payable to the Student Loan Originating Entity; (E) other Borrower operating expenses, including third-party audits and reviews, legal expenses, travel expenses, administrative expenses and expenses for static pool and rate shock analyses; (F) reimbursement of certain Lender expenses relating to the development of the Program as described in Section 3.2(b) of the Program Agreement; (G) payments to the Program Administrator pursuant to the Management Agreement; (H) reimbursements to the Student Loan Originating Entity of data processing expenses related to membership; and (I) interest payable to Lender under this Agreement in connection with advances for any of the foregoing expenses (in any such case, an “Operating Expense Advance”).

(c) Payments.

(i) Interest Payments. Without limiting the required payments described in Section 2.1(c)(iii) below, accrued and unpaid interest on the principal balance of the Loans shall be due and payable on the first (1st) day of each quarter, in arrears, commencing on January 1, 2011 and continuing on the first (1st) day of each calendar quarter thereafter (i.e. April 1, July 1, October 1 and January 1 in each year), and on the Loan Maturity Date.

(ii) Maturity Repayment. The outstanding principal balance of the Obligations (including the Loans and all accrued interest thereon) shall be repaid by Borrower on the Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.

(iii) Interim Payments.

(A) Allocations under the Program. If any Obligations are outstanding under this Agreement on any Program Payment Date, then all amounts payable to Borrower pursuant to Section 7(b) of the Participation Agreement in connection with its Retained CUSO Interest, if any (and not any amounts paid to Borrower as the Administrative Fee under the Participation Agreement), without regard to the Student Loan Pool related to such Retained CUSO Interest, shall be paid to Lender on such Program Payment Date.

(B) Student Loan Refunds. If any Obligations with respect to Student Loan Purchase Advances are outstanding under this Agreement, then all amounts payable to Borrower as refunds of Student Loans pursuant to Section 7(c) of the Participation Agreement, if any, without regard to the Student Loan Pool related to such Student Loan refund, shall be paid to Lender within two (2) Business Days after Borrower’s receipt thereof. Any such refunded amounts that exceed the amount of outstanding Obligations with respect to Student Loan Purchase Advances shall be utilized by Borrower as required by the Participation Agreement and the other Program Documents. If Lender is effecting any such refund of a Student Loan and such refund is payable to Borrower, then Lender may offset and retain such amount as a payment under this Section 2.1(c)(iii)(B).

(C) Sales and Other Transactions of Student Loans and the Retained CUSO Interest. Pursuant to the Participation Agreement and the Program Agreement, Borrower has the right under the Program to effect certain sales and transactions of its interests therein, including (i) securitizations and whole-loan sales of Student Loans in a Student Loan Pool following the related Funding Year and (ii) sales of participation interests corresponding to its related Retained CUSO Interest with respect to a Student Loan Pool. Borrower agrees that the proceeds of any such sale or other transaction received by it shall, if any Obligations are then outstanding under this Agreement and without regard to the Student Loan Pool affected by such sale or transaction, be paid to Lender on the Business Day following Borrower’s receipt thereof.

(D) Loss Sharing Offsets. If any Obligations are outstanding under this Agreement and Lender has an obligation under the Risk Sharing Agreement to make a payment to or for the benefit of Borrower in connection with its Retained CUSO Interest, then such amount may be offset by Lender and retained as a payment by Borrower under this Agreement.

(iv) Optional Payments. In addition to the mandatory payments described in this Section 2.1(c), Borrower may from time to time pay down or pay off the Obligations, in whole or in part, without any prepayment penalty whatsoever.

(v) Remittance Account. All payments made under this Agreement shall be made by electronic transfer to the account designated in writing by Lender to Borrower from time to time.

(vi) Application of Payments and Collections. Borrower irrevocably waives the right to direct the application of any and all payments and collections of the Obligations at any time or times after the Effective Date received by Lender from or on behalf of Borrower or any other Obligor, and Borrower hereby agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times after the Effective Date by Lender against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

2.2 Interest Rates and Computation; Collection of Funds. Except as otherwise provided in this Section 2.2, the principal amount of the Loans outstanding from time to time shall bear interest at the Interest Rate. Any amount of principal or interest on the Loans that is not paid when due, whether at stated maturity, by acceleration or otherwise, and any other amounts under the Note and other Loan Documents not paid when due, shall accrue interest at the Default Rate. Borrower and Lender agree that the Default Rate is a reasonable and fair estimate of the losses that would be suffered by Lender in the event of a default although such losses are difficult to predict in amount. All interest and fees shall be calculated on the basis of a year consisting of 360 days and shall be paid for the actual number of days elapsed. Principal payments submitted in funds not immediately available shall continue to bear interest until collected. If any payment to be made by Borrower under this Agreement or the Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

2.3 Take-out Financing. Borrower agrees that it will use its commercially reasonable best efforts to obtain a line of credit or other credit facility to replace the credit line contemplated by this Agreement as soon as possible after the Effective Date when such credit facility becomes available to Borrower on commercially reasonable terms, in which case the proceeds of such replacement credit facility shall be used to pay all Obligations outstanding under this Agreement as of the closing of such credit facility and this Agreement shall terminate. Borrower further agrees that it will report to Lender in writing the status of such credit facility search on a monthly basis and as otherwise requested by Lender from time to time.

3. CONDITIONS OF BORROWING.

3.1 Initial Advance. Prior to advancing the first Loan under this Agreement, Borrower must satisfy the following conditions to Lender’s satisfaction in its sole and absolute discretion:

(a) Loan Documents. Borrower must execute and deliver to Lender the following instruments and other documents (collectively, the “Loan Documents”):

(i) this Agreement;

(ii) the Note;

(iii) a deposit account control agreement with respect to each of the Distribution Account and the Operating Account;

(iv) the Bailment Agreement;

(v) a Collateral Assignment of Management Agreement (with TRG);

(vi) resolutions of the board of directors, managers or members of Borrower authorizing the execution of this Agreement and the other Loan Documents; and

(vii) such other certificates, financial statements, schedules, resolutions, notes and other documents that are provided for under this Agreement or that Lender shall reasonably require.

(b) Event of Default. No Event of Default, and no any event that, with notice or lapse of time or both, would constitute an Event of Default, exists or has occurred.

(c) Adverse Changes. No Material Adverse Effect has occurred, as determined in Lender’s sole and absolute discretion.

(d) Litigation. No litigation or governmental proceeding is instituted against Borrower or any of its members, managers, directors or officers, which in Lender’s sole and absolute discretion, materially adversely affects Borrower’s financial condition or continued operation.

(e) Representations and Warranties. Each representation or warranty of Borrower contained in this Agreement or in any other Loan Document must be true and correct.

3.2 Future Advances. Notwithstanding any other provision of this Agreement, Borrower acknowledges and agrees that this line of credit evidenced by this Agreement and the other Loan Documents is a specialty line of credit made available only as an accommodation in connection with the Program and that, accordingly, Lender retains the sole and absolute decision regarding whether any Loan advance is necessary, appropriate or advisable under any circumstances. Without limiting the foregoing, Borrower acknowledges and agrees that (i) Lender may decline to make a Loan under this Agreement in its sole and absolute discretion and regardless of Borrower’s satisfaction of any conditions described in this Section 3 and regardless of whether any adverse event or circumstance (e.g. an Event of Default), whether or not material, has occurred or exists, and (ii) Lender will not and has no intention to (x) make any Loans on or after the Advance Termination Date or (y) make any Loan that would cause the aggregate outstanding principal balance of all Loans to exceed the Maximum Loan Amount.

4. NOTE EVIDENCING LOAN.

The Loans shall be evidenced by a single Revolving Note (together with any and all renewal, extension, modification or replacement notes executed by Borrower and given in substitution therefor, the “Note”) in the form acceptable to Lender, duly executed by Borrower and payable to the order of Lender. At the time of the disbursement of any Loan, or a repayment made in whole or in part thereon, an appropriate notation thereof shall be made on the books and records of Lender. All amounts recorded shall be, absent demonstrable error, conclusive and binding evidence of (a) the principal amount of the Loans advanced under this Agreement, (b) any unpaid interest owing on the Loans and (c) all amounts repaid on the Loans. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrower under the Note to repay the principal amount of the Loans, together with all interest accruing thereon.

5. MANNER OF BORROWING.

Borrower shall deliver to Lender a written borrowing request at least two (2) Business Days prior to the proposed advance date of a Loan, in each case specifying the proposed date and amount of and specific uses for such Loan. Each such request delivered by Borrower shall be deemed to constitute a confirmation of Borrower’s representations and warranties in this Agreement and a confirmation that the conditions in Section 3.1 are satisfied, in each case as of the date of such request. Lender may request from Borrower, and Borrower will provide to Lender, supporting documentation and information in connection with any such borrowing request, including invoices for paid or payable expenses and budgets specifying future expenses.

Lender is authorized to rely on any written, verbal, electronic, telephonic or telecopy loan requests by a Person designated in writing by Borrower as authorized to make such request. The initial group of such Persons is designated on Schedule 5, which group may be modified by Borrower by delivering to Lender a revised Schedule 5 from time to time. Borrower irrevocably confirms, ratifies and approves all such advances by Lender and indemnifies Lender against losses and expenses (including attorneys’ fees and expenses) with respect thereto.

Any portion of a Loan constituting a Student Loan Purchase Advance will be paid directly to the Student Loan Funding Account. Any portion of a Loan constituting an Operating Expense Advance will be paid into the Operating Account.

6. SECURITY FOR THE OBLIGATIONS.

6.1 Security for Obligations. As security for the payment of the Obligations, Borrower pledges, assigns, transfers and delivers to Lender, and grants to Lender a continuing and unconditional security interest in and to, Borrower’s rights, title and interest in and to the following property, whether tangible or intangible, wherever located and whether now existing or hereafter arising or acquired (all of such property, individually and collectively, the “Collateral”):

(a) the Retained CUSO Interest (including any interest of Borrower in the Student Loans and the Student Loan Documents (whether tangible or electronic) evidencing or securing the Student Loans) and all accounts, general intangibles and payment intangibles related thereto;

(b) the Distribution Account, the Operating Account, all amounts deposited in such accounts and all contract rights and privileges in respect of such accounts, and all cash, checks, money orders and other items of value of Borrower now or hereafter paid, deposited, credited, held (whether for collection, provisionally or otherwise) or otherwise in the possession or under the control of, or in transit to, Lender or any agent, bailee or custodian thereof, credited or held to be credited to either such account;

(c) all personal property of, or for the account of, Borrower now or hereafter coming into the possession, control or custody of, or in transit to, Lender or any agent or bailee for Lender or any participant with Lender in the Loan (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), including all earnings, dividends, interest, or other rights in connection therewith and the products and proceeds therefrom;

(d) all additions and accessions to, replacements and substitutions for, products and proceeds of, rents, offspring, revenues and profits from, and all right, title, security, guaranties and supporting obligations with respect to, the property and the use or operation of the property described in Sections 6.1(a)-(c) above, whether tangible or intangible, and, to the extent not otherwise included, all payments under any insurance policy (whether or not Lender is the loss payee thereof) and under any indemnity, warranty or guaranty, payable by reason of loss or damage to, or otherwise with respect to, any of the foregoing Collateral.

To the extent that the UCC does not apply to any item of the Collateral, it is the intention of Borrower and Lender and this Agreement that Lender have a common law pledge or collateral assignment of such item of Collateral.

To avoid doubt, Lender acknowledges that (i) the Participants own Participation Interests in the Student Loans and have interests in amounts corresponding to such Participation Interests that are deposited in the Distribution Account and, (ii) accordingly, the Collateral does not include any Participation Interest in any Student Loan or any amount deposited in the Distribution Account that is payable to a Participant in connection with its Participation Interests in the Student Loans.

6.2 Possession and Transfer of Collateral.

(a) Subject to the payments required under Section 2.1(c)(iii) of this Agreement, until an Event of Default has occurred under this Agreement, Borrower shall be entitled to possession or use of the Collateral. The cancellation or surrender of the Note, upon payment or otherwise, shall not affect the right of Lender to retain the Collateral for any other of the Obligations.

(b) If any Obligations are outstanding under this Agreement, then Borrower shall not sell, assign (by operation of law or otherwise), license, lease or otherwise dispose of, or grant any option with respect to any of the Collateral, except that Borrower may, with Lender’s prior written consent (which consent may be granted or denied in Lender’s sole and absolute discretion), (i) effect a securitization including or a whole-loan sale of Student Loans in a Student Loan Pool following the related Funding Year, or (ii) sell one or more participation interests corresponding to all or a portion of Borrower’s Retained CUSO Interest with respect to a Student Loan Pool. Borrower must deliver to Lender notice of any such transaction at least ten (10) Business Days prior to the closing thereof and, pursuant to Section 2.1(c)(iii)(C), Borrower shall pay to Lender any proceeds resulting from any such sale or other transaction (without regard to the Student Loan Pool affected by such sale or transaction) on the Business Day following Borrower’s receipt thereof. Lender consent with respect to any such sale or transaction may include a condition that the proceeds thereof be paid directly to Lender without receipt by Borrower.

6.3 Financing Statements. Borrower shall, at Lender’s request, at any time and from time to time, authorize, execute or deliver to Lender such financing statements, amendments and other documents and do such acts as Lender deems necessary in order to establish and maintain valid, attached and perfected first security interests in the Collateral in favor of Lender, free and clear of all Liens and claims and rights of third parties whatsoever (except as otherwise specifically set forth in Section 8 of this Agreement). Borrower irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) cover the Collateral (regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed) or describe the Collateral as being of an equal, lesser or greater scope or in lesser or greater detail, (b) indicate an agent or affiliate of Lender (whether or not indicating of the representative capacity of such agent or affiliate) as the secured party of record with respect to such financing statement (it being acknowledged and agreed that such agent or affiliate has no obligation or liability to Borrower under this Agreement or any other Loan Document), and (c) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon request. Borrower further ratifies and affirms its authorization for any financing statements or amendments thereto filed by Lender in any jurisdiction prior to the Effective Date.

6.4 Preservation of the Collateral. Lender may, but is not required to, take such action from time to time as Lender deems appropriate to maintain or protect the Collateral. Lender shall exercise such reasonable care in the custody and preservation of the Collateral (if Lender takes such action) as Borrower reasonably requests in writing, but such request shall not be inconsistent with Lender’s status as a secured party, and the failure of Lender to comply with any such request shall not be deemed a failure to exercise reasonable care. In addition, any failure of Lender to preserve or protect any rights with respect to the Collateral against prior or third parties, or to do any act with respect to preservation of the Collateral requested by Borrower, shall not be deemed a failure to exercise reasonable care in the custody or preservation of the Collateral. Borrower shall have the sole responsibility for taking such action as may be necessary, from time to time, to preserve all rights of Borrower and Lender in the Collateral against prior or third parties. Without limiting the generality of the foregoing, where Collateral consists in whole or in part of securities, Borrower represents to, and covenants with, Lender that Borrower has made arrangements for keeping informed of changes or potential changes affecting the securities (including rights to convert or subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and Borrower agrees that Lender shall have no responsibility or liability for informing Borrower of any such or other changes or potential changes or for taking any action or omitting to take any action with respect thereto.

6.5 Electronic Chattel Paper and Transferable Records; Student Loan Notes. If Borrower at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, Borrower shall promptly notify Lender thereof and, at the request of Lender, shall take such action as Lender may reasonably request to vest in Lender control under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act (as in effect in such jurisdiction) of such transferable record. Lender agrees with Borrower that Lender will arrange, pursuant to procedures satisfactory to Lender and so long as such procedures will not result in Lender’s loss of control, for Borrower to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by Borrower with respect to such electronic chattel paper or transferable record.

Except for Student Loans executed electronically, there is only one original executed Student Loan Note evidencing each Student Loan. For Student Loans that were or will be executed electronically, the Servicer has or will have possession of the electronic records evidencing the Student Loan Note. Borrower has or will have in its possession, or Borrower will cause the Servicer to deliver to Lender, a copy of the Student Loan Note that constitutes or evidences each Student Loan. The Student Loan Notes do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Lender. All financing statements filed or to be filed against Borrower in favor of Lender in connection with this Agreement describing the Retained CUSO Interest or any other interest in the Student Loans may contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of Lender.”

Borrower shall cause the Servicer to hold the Student Loan Documents, including any electronic records evidencing the Student Loan Notes, for the benefit of Lender and to maintain such accurate and complete accounts, records and computer systems pertaining to the Student Loan Documents, including any electronic records evidencing the Student Loan Notes, as shall enable Borrower to comply with this Agreement. Borrower shall cause the Servicer to enter into the Bailment Agreement pursuant to which the Servicer shall agree to (i) act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the student loan files relating to similar student loans that the Servicer services on behalf of other Persons, (ii) ensure that it fully complies with all applicable federal and state laws, including the Higher Education Act and any applicable e-sign laws, with respect thereto, (iii) take all actions necessary with respect to the Student Loan Documents held by it and of the related accounts, records and computer systems, in order to enable Lender to verify the accuracy of the Servicer’s record keeping with respect to the Servicer’s obligations as custodian, and (iv) promptly report to Borrower and Lender any material failure on its part to hold the Student Loan Documents and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by Lender of the Student Loan Documents. The Bailment Agreement shall also require that if, in Lender’s reasonable judgment, it is necessary to preserve the interests of Lender in the Student Loans, the Servicer shall transfer physical possession of the Student Loan Notes to Lender or any other custodian designated by Lender.

6.6 Other Actions as to any and all Collateral. Borrower further agrees to take any other action reasonably requested by Lender to insure the attachment, perfection and priority of, and the ability of Lender to enforce, Lender’s security interest in any and all of the Collateral, including (a) authorizing, executing, delivering or, where appropriate, filing financing statements and amendments thereto under the Uniform Commercial Code, (b) causing Lender’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, Lender’s security interest in such Collateral, (d) obtaining governmental and other third party consents and approvals (including any consent of any licensor, lessor or other Person obligated on Collateral), (e) obtaining waivers from mortgagees and landlords in form and substance satisfactory to Lender, and (f) taking all actions required by the UCC in effect from time to time or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction.

7. REPRESENTATIONS AND WARRANTIES.

To induce Lender to make the Loan, Borrower makes the following representations and warranties to Lender, each of which shall be true and correct in all material respects as of the Effective Date, and which shall survive the execution and delivery of this Agreement:

7.1 Borrower Organization and Name. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to carry on and conduct its business as presently conducted. Borrower’s state issued organizational identification number is 4614327. Borrower is duly licensed or qualified in all foreign jurisdictions wherein the nature of its activities require such qualification or licensing. The exact legal name of Borrower is as set forth in the first paragraph of this Agreement, and Borrower currently does not conduct, nor has it during the last five (5) years conducted, business under any other name or trade name.

7.2 Authorization; Validity. Borrower has full right, power and authority to enter into this Agreement, to borrow and incur the Loans and other Obligations and execute and deliver the Loan Documents as provided in this Agreement and to perform all of its duties and obligations under this Agreement and the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents will not, nor will the observance or performance of any of the matters and things herein or therein violate or contravene any provision of law or of the articles of organization, operating agreement or other organizational documents of Borrower. All necessary and appropriate action has been taken on the part of Borrower to authorize the execution and delivery of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents are valid and binding agreements and contracts of Borrower in accordance with their respective terms.

7.3 Compliance With Laws. The nature and transaction of Borrower’s business and operations and the use of its properties and assets (including the Collateral and any real estate owned or occupied by Borrower) do not and during the term of this Agreement shall not, violate or conflict with, in any material respect, any applicable law, statute, ordinance, rule, regulation or order of any kind or nature, including the provisions of the Fair Labor Standards Act, any zoning, land use, building, noise abatement, occupational health and safety or other laws, any building permit, any condition, grant, easement, covenant, condition or restriction, whether recorded or not, and any state or federal laws, rules or regulations in any way affecting Borrower’s right or ability to purchase, hold or collect on the Student Loans.

7.4 Absence of Breach. The execution, delivery and performance of this Agreement, the Loan Documents and any other documents or instruments to be executed and delivered by Borrower in connection with the Loan shall not (a) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any court or governmental authority, or (b) conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions, or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Borrower is a party or by which Borrower or any of its property or assets may be bound.

7.5 Collateral Representations. Borrower is the sole owner of the Collateral, free from any Lien of any kind, other than Permitted Liens.

7.6 Financial Statements. All financial statements submitted to Lender have been prepared on a basis, except as otherwise noted therein, consistent with the previous fiscal year and truly and accurately reflect the financial condition of Borrower and the results of the operations for Borrower as of such date and for the periods indicated.

7.7 Litigation and Taxes. There is no litigation, demand, charge, claim, petition or governmental investigation or proceeding pending or, to the best knowledge of Borrower, threatened against Borrower, which, if adversely determined, would result in a Material Adverse Effect. Borrower has duly filed all applicable income or other tax returns and has paid all income or other taxes when due. There is no controversy or objection pending or, to the best knowledge of Borrower, threatened in respect of any tax returns of Borrower.

7.8 Event of Default. No Event of Default has occurred, and no event has occurred that, with the lapse of time, the giving of notice or both, would constitute an Event of Default under this Agreement or any of the other Loan Documents. Borrower is not in default (without regard to grace or cure periods) under any contract or agreement to which it is a party.

7.9 ERISA. Neither Borrower nor any member of the Controlled Group maintains or contributes to any Employee Plan.

7.10 Adverse Circumstances. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists that (a) could reasonably be expected to adversely affect the validity or priority of the Liens granted to Lender under this Agreement or the other Loan Documents, (b) could reasonably be expected to materially adversely affect the ability of Borrower to perform its obligations under the Loan Documents, (c) would constitute an Event of Default under any of the Loan Documents, or (d) creates or may result in a circumstance or event that, with the lapse of time, the giving of notice or both, would constitute an Event of Default under any of the Loan Documents.

7.11 Lending Relationship. Borrower acknowledges and agrees that the relationship created by this Agreement with Lender is and has been conducted on an open and arm’s length basis in which no fiduciary relationship exists and that Borrower has not relied and is not relying on any such fiduciary relationship in executing this Agreement and in consummating the Loans.

7.12 Business Loan. The Loans, including the interest rate, fees and charges as contemplated by this Agreement, (a) are business loans under New York law, (b) are exempted transactions under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (c) do not, and when disbursed shall not, violate the provisions of any New York usury laws, any consumer credit laws or the usury laws of any state which may have jurisdiction over the transactions described in this Agreement, Borrower or any property securing the Obligations.

7.13 Regulation U. No portion of the proceeds of any Loan shall be used by Borrower or any affiliate of Borrower, either directly or indirectly, for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation U as adopted by the Board of Governors of the Federal Reserve System.

7.14 Governmental Regulation. Borrower and its Subsidiaries are not, or after giving effect to any Loan will not be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

7.15 Bank Accounts. The account numbers and locations of the Distribution Account, the Operating Account and all other deposit accounts and bank accounts of Borrower and its Subsidiaries are attached to this Agreement as Schedule 7.15.

7.16 Place of Business. The principal place of business of Borrower is 8700 Indian Creek Parkway, Suite 120, Overland Park, Kansas 66210 and Borrower shall promptly notify Lender of any change in such location. Borrower will not remove or permit the Collateral to be removed from such location without the prior written consent of Lender.

7.17 Complete Information. This Agreement and all financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to Lender in connection with or in furtherance of this Agreement by or on behalf of Borrower fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made not misleading.

7.18 Books and Records. The books and records of Borrower are in good order, complete, accurate, and up to date.

8. NEGATIVE COVENANTS.

8.1 Indebtedness. Borrower shall not, either directly or indirectly, create, assume, incur or have outstanding any Indebtedness (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other Person, except:

(a) the Obligations;

(b) endorsement for collection or deposit of any commercial paper secured in the ordinary course of business;

(c) obligations of Borrower for taxes, assessments, municipal or other governmental charges; and

(d) obligations of Borrower for accrued expenses as accounts payable and incurred in the ordinary course of business.

8.2 Encumbrances. Borrower shall not, either directly or indirectly, create, assume, incur or suffer or permit to exist any Lien or charge of any kind or character upon any asset of Borrower, whether owned on the Effective Date or hereafter acquired except:

(a) Liens for taxes, assessments or other governmental charges not yet due or that are being contested in good faith by appropriate proceedings in such a manner as not to make the property forfeitable;

(b) Liens or charges incidental to the conduct of its business or the ownership of its property and assets that were not incurred in connection with the borrowing of money or the obtaining of an advance or credit, and that do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c) pledges or deposits to secure obligations under worker’s compensation laws or similar legislation;

(d) good faith deposits in connection with leases to which Borrower is a party;

(e) deposits to secure public or statutory obligations of Borrower; and

(f) Liens granted to Lender under this Agreement.

Items (a) through (f) are referred to as “Permitted Liens”.

8.3 Investments. Borrower shall not, either directly or indirectly, make or have outstanding any new investments (whether through purchase of stocks, obligations or otherwise) in, or loans or advances to, any other Person (to avoid doubt, not including Student Loans purchased in the normal course of the Program), or acquire all or any substantial part of the assets, business, stock or other evidence of beneficial ownership of any other Person.

8.4 Transfer; Merger. Borrower shall not either: (i) directly or indirectly, merge, consolidate, sell, transfer, license, lease, encumber or otherwise dispose of all or any part of its property or business or all or any substantial part of its assets; or (ii) except as otherwise permitted under Section 6.2(b) of this Agreement, sell or discount (with or without recourse) any of its interest in the Student Loans or its Retained CUSO Interest; unless, in the case of either clause (i) or clause (ii), (x) Borrower has obtained Lender’s prior written consent or, (y) if no Obligations are then outstanding under this Agreement, Borrower has delivered prior written notice to Lender.

8.5 Issuance of Stock. Other than as expressly permitted under the Program, Borrower shall not, either directly or indirectly, issue or distribute any additional capital stock, membership interests or other securities of Borrower.

8.6 Distributions. So long as any Obligations are outstanding, Borrower shall not, either directly or indirectly, purchase or redeem any membership interests, or declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose.

8.7 Bank Accounts. Borrower shall not move or change any information with respect to the Distribution Account or the Operating Account or any other account described on Schedule 7.15, and shall not establish any new deposit accounts or other bank accounts, in any such case without the prior written consent of Lender. Notwithstanding the foregoing, Borrower may move any such account to or establish any new account with a Designated Financial Institution (as defined in the Program Agreement) provided that, prior to such account move or establishment, Borrower causes such Designated Financial Institution to enter into an account control agreement with Lender that is acceptable in form and substance to Lender.

8.8 Change of Legal Status. Borrower shall not change its name, its organizational identification number (if it has one), its type of organization, its jurisdiction of organization or other legal structure.

9. AFFIRMATIVE COVENANTS.

9.1 Company Existence. Borrower shall at all times preserve and maintain its existence, rights, franchises and privileges, and shall at all times continue as a going concern in the business that Borrower is presently conducting. If Borrower does not have a state issued identification number and later obtains one, Borrower shall promptly notify Lender of such organizational identification number.

9.2 Maintain Property. Borrower shall at all times maintain and preserve the Collateral in good condition and shall from time to time make all needful and proper renewals, replacements and additions thereto so that at all times the condition thereof shall be fully preserved and maintained. Borrower shall permit Lender to examine and inspect its place of business and properties at all reasonable times.

9.3 Maintain Insurance. Borrower shall at all times maintain insurance with insurance companies acceptable to Lender (i) for all insurable property owned by it that is of a character usually insured by companies similarly situated, insuring against any loss or damage from fire and such other hazards or risks as are customarily insured against by companies similarly situated, and (ii) for employers’, public and professional liability risks. Borrower shall deliver to Lender a certificate setting forth in summary form the nature and extent of the insurance maintained by Borrower pursuant to this Section 9.3. All such policies of insurance must be satisfactory to Lender in relation to the amount and term of the Obligations and type and value of the Collateral and assets of Borrower, and shall identify Lender as loss payee or as an additional insured. If Borrower either fails to provide Lender with evidence of the insurance coverage required by this Section 9.3 or at any time hereafter fails to obtain or maintain any of the policies of insurance required above, or if Borrower fails to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation or default by Borrower under this Agreement, may at any time (but has no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto that Lender deems advisable. Such insurance coverage obtained by Lender (a) may but need not protect Borrower’s interest in such property and (b) may not pay any claim made by or against Borrower in connection with such property. Borrower may later cancel any such insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained the insurance coverage required by this Section 9.3. The costs of such insurance obtained by Lender through and including the effective date such insurance coverage is canceled or expires (which may be greater than the cost of insurance that Borrower may be able to obtain on its own), together with any other charges incurred by Lender in connection with the placement of such insurance, and together with interest thereon at the Default Rate on such amounts until repaid, shall be part of the Obligations payable under this Agreement and shall be payable on demand by Borrower to Lender.

9.4 Tax Liabilities. Borrower shall at all times pay and discharge all property and other taxes, assessments and governmental charges upon, and all claims (including claims for labor, materials and supplies) against Borrower or any of its properties, in each case before any such amount becomes delinquent and before penalties accrue thereon.

9.5 ERISA Liabilities; Employee Plans. Borrower shall not maintain, or permit any member of the Controlled Group to maintain, or become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Employee Plan.

9.6 Financial Statements. Borrower shall at all times maintain a standard system of accounting, on the accrual basis of accounting, and shall furnish to Lender or his authorized representatives such information regarding the business affairs, operations and financial condition of Borrower, including:

(a) as soon as available, and in any event, within ninety (90) days after the close of each of its fiscal years, a copy of the annual reviewed financial statements of Borrower, including balance sheet, statement of income and retained earnings, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as Lender may request, in reasonable detail, prepared and certified by an independent certified public accountant acceptable to Lender;

(b) as soon as available, and in any event, within forty-five (45) days following the end of each quarter, a copy of the financial statements of Borrower regarding such quarter, including balance sheet, statement of income and retained earnings, and statement of cash flows for such quarter; and

(c) as soon as available, and in any event, within forty-five (45) days following the end of each quarter, a detailed and itemized report of all income received and expenses paid or incurred by Borrower during such quarter (including a detailed description of the use of all Operating Expense Advances), a detailed and itemized report of all assets and liabilities of Borrower as of the end of such quarter, and such other information (including non-financial information) as Lender may request, in each case prepared in detail and certified as accurate by Borrower.

No change with respect to such accounting principles shall be made by Borrower without giving prior notification to Lender. Borrower represents and warrants to Lender that the financial statements delivered to Lender at or prior to the execution and delivery of this Agreement and to be delivered at all times after the Effective Date accurately reflect and will accurately reflect the financial condition of Borrower. Lender shall have the right at all times during business hours to inspect the books and records of Borrower and make extracts therefrom. Borrower agrees to advise Lender immediately of any adverse change in the financial condition, the operations or any other status of Borrower.

9.7 Supplemental Financial Statements. Borrower shall promptly upon receipt thereof, provide to Lender copies of interim and supplemental reports if any, submitted to Borrower by independent accountants in connection with any interim audit or review of the books of Borrower.

9.8 Field Audits. Borrower shall allow Lender, at Borrower’s sole expense, to conduct a quarterly field examination of Borrower’s business operations, the results of which must be satisfactory to Lender in Lender’s sole and absolute discretion.

9.9 Other Reports. Borrower shall, within such period of time as Lender may specify, deliver to Lender such other schedules and reports as Lender may reasonably require.

9.10 Collateral Records. Borrower shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender’s Lien in the Collateral.

9.11 Notice of Proceedings. Borrower shall, promptly after knowledge thereof comes to its attention, give written notice to Lender of all threatened or pending actions, suits, and proceedings before any court or governmental department, commission, board or other administrative agency which may have a Material Adverse Effect.

9.12 Notice of Default. Borrower shall, promptly after the occurrence or commencement thereof, give notice to Lender in writing of the occurrence of an Event of Default or of any event that, with the lapse of time, the giving of notice or both, would constitute an Event of Default under this Agreement.

10. EVENTS OF DEFAULT.

Borrower, without notice or demand of any kind, shall be in default under this Agreement upon the occurrence of any of the following events (each an “Event of Default”):

(a) any amount due and owing on the Note or any of the Obligations, whether by its terms or as otherwise provided in this Agreement, is not paid when due;

(b) any written warranty, representation, certificate or statement in this Agreement, the Loan Documents or any other agreement with Lender is or becomes false in any material respect and, if capable of being cured, continues unremedied for a period of thirty (30) days;

(c) any failure to perform or default in the performance of any covenant, condition or agreement contained: (i) in this Agreement (other than as described in Section 10(a) above) and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after the required date of performance; or (ii) in the other Loan Documents (all of the covenants, conditions and agreements contained therein being incorporated in this Agreement by reference) or any other agreement with Lender and such failure to perform or default in performance continues beyond any applicable grace or cure period;

(d) any default occurs in the payment of principal, interest or any other sum greater than $10,000.00 in connection with any other obligation of Borrower or in the performance of any other term, condition or covenant contained in any agreement to which Borrower or its property is subject (which default continues beyond any grace or cure period provided with respect thereto), the effect of which default is to cause or permit the holder of such obligation or the other party to such other agreement to cause such obligation to become due prior to its stated maturity or to terminate such other agreement;

(e) Borrower or any other Obligor makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or a trustee of any substantial part of the assets of Borrower or any other Obligor is applied for or appointed;

(f) any proceeding involving Borrower or any other Obligor is commenced by or against such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government;

(g) the entry of any one or more judgments, decrees, levies, attachments, garnishments or other process involving more than $10,000.00 in the aggregate in any calendar year, or the filing of any Lien against Borrower or any other Obligor that is not fully covered by insurance or not removed within thirty (30) days after first becoming a Lien;

(h) the entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any Lien, against any of the Collateral or any collateral under a separate security agreement securing any of the Obligations, the loss, theft, destruction, seizure or forfeiture, or the occurrence of any deterioration or impairment of any of the Collateral or any of the collateral under any security agreement securing any of the Obligations, or any decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which in any such case causes the Collateral, in the reasonable opinion of Lender acting in good faith, to become unsatisfactory as to value or character or causes Lender to reasonably believe that it is insecure and that the likelihood for repayment of the Obligations is or will soon be impaired, time being of the essence; the cause of any such deterioration, impairment, decline or depreciation includes the failure by Borrower to do any act deemed necessary by Lender to preserve and maintain the value and collectability of the Collateral; or

(i) the occurrence of any Material Adverse Effect.

11. REMEDIES.

Upon the occurrence of an Event of Default, Lender shall have all rights, powers and remedies set forth in this Agreement and the other Loan Documents, in any written agreement or instrument (in addition to this Agreement and the other Loan Documents) relating to any of the Obligations or any security therefor, or as otherwise provided at law or in equity. Without limiting the generality of the foregoing, (i) Lender may, at its option upon the occurrence of an Event of Default, declare all Obligations to be immediately due and payable, and (ii) upon the occurrence of an Event of Default under either Section 10(e) or Section 10(f), all Obligations shall be automatically due and payable (and to avoid doubt, any alleged commitment of Lender to Borrower shall immediately terminate), all without demand, notice or further action of any kind required on the part of Lender. Borrower waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under this Agreement and the other Loan Documents, and consents to, and waives notice of release, with or without consideration, of any Collateral, notwithstanding anything contained in this Agreement or in the other Loan Documents to the contrary. In addition to the foregoing:

11.1 Possession and Assembly of Collateral. Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which Lender already has possession), wherever it may be found, and for that purpose may pursue the Collateral wherever it may be found, and may enter into any of Borrower’s premises where any of the Collateral may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until it is sold or otherwise disposed of. At Lender’s request, Borrower will (at Borrower’s sole expense) assemble the Collateral and make it available to Lender at a place or places to be designated by Lender that is reasonably convenient to Lender and Borrower.

11.2 Sale of Collateral. Lender may sell any or all of the Collateral at public or private sale, upon such terms and conditions as Lender may deem proper, and Lender may purchase any or all of the Collateral at any such sale. Lender may apply the net proceeds, after deducting all costs and expenses (including all attorneys’ fees and expenses) incurred or paid at any time in the collection, protection and sale of the Collateral and the Obligations, to the payment of the Note or any of the other Obligations, returning the excess proceeds (if any) to Borrower. Borrower shall remain liable for any amount remaining unpaid after such application, together with interest accruing thereon as provided in this Agreement. Any notification of intended disposition of the Collateral required by law shall be conclusively deemed reasonably and properly given if given by Lender at least ten (10) calendar days before the date of such disposition. Borrower confirms, approves and ratifies all acts and deeds of Lender relating to the foregoing, and each part thereof.

11.3 Standards for Exercising Remedies. To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work-in-process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, including any warranties of title, (k) to purchase insurance or credit enhancements to protect Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (1) to obtain the services of brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section 11.3 is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.3. Without limiting the foregoing, nothing contained in this Section 11.3 shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 11.3.

11.4 UCC and Offset Rights. Lender may exercise, from time to time, any and all rights and remedies available to Lender under the UCC or under any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any other agreements between any Obligor and Lender. Without limiting Section 2.1(c)(iii)(E), Lender may, without demand or notice of any kind, appropriate and apply toward the payment of the Obligations, whether matured or unmatured, and in such order of application as Lender may from time to time elect, any indebtedness of Lender to Borrower or any other Obligor, however created or arising, including balances, credits, deposits, accounts or moneys in the possession, control or custody of, or in transit to, Lender. Borrower, on behalf of itself and each Obligor, waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its acknowledged right to appropriate at any time hereafter any such indebtedness owing from Lender.

11.5 Additional Remedies. Without limiting the foregoing, Lender may and has the right to:

(a) instruct Borrower, at Borrower’s expense, to notify any parties obligated on any of the Collateral to make payment directly to Lender of any amounts due or to become due thereunder, or Lender may directly notify such obligors of the security interest of Lender or of the assignment to Lender of the Collateral and direct such obligors to make payment to Lender of any amounts due or to become due with respect thereto, and thereafter, collect any such amounts due on the Collateral directly from such Persons obligated thereon;

(b) enforce collection of any of the Collateral by suit or otherwise, or make any compromise or settlement with respect to any of the Collateral, or surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder;

(c) take possession or control of any proceeds and products of any of the Collateral, including the proceeds of insurance thereon;

(d) extend, renew or modify for one or more periods (whether or not longer than the original period) the Note, any of the other Obligations, any obligation of any nature of any other Obligor with respect to the Note or any of the Obligations;

(e) grant releases, compromises or indulgences with respect to the Note, any of the Obligations, any extension or renewal of any of the Obligations, any security therefor, or to any other Obligor with respect to the Note or any of the Obligations;

(f) transfer the whole or any part of any securities constituting Collateral into the name of Lender or Lender’s nominee without disclosing, if Lender so desires, that such securities so transferred are subject to the security interest of Lender, and any corporation, association, or any of the managers or trustees of any trust issuing any of such securities, or any transfer agent, shall not be bound to inquire, if Lender or such nominee makes any further transfer of all or portion of such securities, as to whether Lender or such nominee has the right to make such further transfer, and shall not be liable for transferring such securities;

(g) vote the Collateral;

(h) make an election with respect to the Collateral under Section 1111 of the Bankruptcy Code or take action under Section 364 or any other section of the Bankruptcy Code; except that any such action of Lender shall not, in any manner whatsoever, impair or affect the liability of Borrower under this Agreement or prejudice, waive or be construed to impair, affect, prejudice or waive, Lender’s rights and remedies at law, in equity or by statute, or release, discharge or be construed to release or discharge, Borrower or any Obligor liable to Lender for the Obligations; and

(i) at any time, and from time to time, accept additions to, releases, reductions, exchanges or substitution of the Collateral, without in any way altering, impairing, diminishing or affecting the provisions of this Agreement, the other Loan Documents, any of the Obligations, or Lender’s rights under this Agreement, the Note or any of the Obligations.

Borrower ratifies and confirms whatever Lender may do with respect to the Collateral and agrees that Lender shall not be liable for any error of judgment or mistakes of fact or law with respect to actions taken in connection with the Collateral.

11.6 No Marshaling. Lender shall not be required to marshal any present or future collateral security (including this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, Borrower agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Lender’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Borrower irrevocably waives the benefits of all such laws.

11.7 Application of Proceeds. Lender will, within three (3) Business Days after receipt of cash or solvent credits from collection of items of payment, proceeds of Collateral or any other source, apply the whole or any part thereof against the Obligations. Lender shall further have the exclusive right to determine how, when and what application of such payments and such credits shall be made on the Obligations, and such determination shall be conclusive upon Borrower. Any proceeds of any disposition by Lender of all or any part of the Collateral may be first applied by Lender to the payment of expenses incurred by Lender in connection with the Collateral, including attorneys’ fees and legal expenses as provided for in Section 12 of this Agreement.

11.8 No Waiver. No Event of Default shall be waived by Lender except in writing. No failure or delay on the part of Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver of the exercise of the same or any other right at any other time; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement. There shall be no obligation on the part of Lender to exercise any remedy available to Lender in any order. The remedies provided for in this Agreement are cumulative and not exclusive of any remedies provided at law or in equity. Borrower agrees that in the event that Borrower fails to perform, observe or discharge any of its Obligations or liabilities under this Agreement or any other agreements with Lender, no remedy of law will provide adequate relief to Lender, and further agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

12. MISCELLANEOUS.

12.1 Obligations Absolute. None of the following shall affect the Obligations of Borrower to Lender under this Agreement or Lender’s rights with respect to the Collateral:

(a) acceptance or retention by Lender of other property or any interest in property as security for the Obligations;

(b) release by Lender of Borrower or of all or any part of the Collateral or of any party liable with respect to the Obligations;

(c) release, extension, renewal, modification or substitution by Lender of the Note, or any note evidencing any of the Obligations, or the compromise of the liability of any other Obligor of the Obligations;

(d) failure of Lender to resort to any other security or to pursue Borrower or any other Obligor before resorting to remedies against the Collateral, or to pursue any of the Collateral or any other property before pursuing Borrower; or

(e) failure of Lender to perform any of its obligations under any of the Program Documents.

12.2 Entire Agreement. This Agreement and the other Loan Documents (a) are valid, binding and enforceable against Borrower and Lender in accordance with its provisions and no conditions exist as to their legal effectiveness, (b) constitute the entire agreement between the parties and (c) are the final expression of the intentions of Borrower and Lender. No promises, either expressed or implied, exist between Borrower and Lender, unless contained in this Agreement or the other Loan Documents. This Agreement and the other Loan Documents supersede all negotiations, representations, warranties, commitments, offers and contracts (of any kind or nature, whether oral or written) with respect to the subject matter hereof prior to or contemporaneous with the execution of this Agreement and the other Loan Documents.

12.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the other Loan Documents, or consent to any departure by Borrower therefrom, shall in any event be effective unless delivered in writing and signed by Lender, and then such waiver or consent shall be effective only for the specific purpose for which given.

Lender’s failure, at any time or times on or after the Effective Date, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of a default or an Event of Default under this Agreement or any other Loan Document shall not suspend, waive or affect any other default or Event of Default under this Agreement or any of the other Loan Documents, whether such suspension or waiver is prior or subsequent thereto and whether of the same or of a different type. Without limiting the foregoing, none of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no default or Event of Default shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

12.4 Waiver of Jury Trial. LENDER AND BORROWER, AFTER CONSULTING WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED ON THIS AGREEMENT, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH LENDER AND BORROWER ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO BORROWER.

12.5 Litigation. TO INDUCE LENDER TO MAKE THE LOANS, BORROWER AGREES THAT ALL ACTIONS ARISING, DIRECTLY OR INDIRECTLY, AS A RESULT OR CONSEQUENCE OF THIS AGREEMENT, THE NOTE, ANY OTHER AGREEMENT WITH LENDER OR THE COLLATERAL, MAY BE INSTITUTED AND LITIGATED IN COURTS HAVING THEIR SITUS IN HAMILTON COUNTY, INDIANA. BORROWER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE COURT HAVING ITS SITUS IN SUCH COUNTY OR ANY FEDERAL COURT THAT HAS JURISDICTION OVER SUCH COUNTY, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. BORROWER WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER, AS SET FORTH IN THIS AGREEMENT IN THE MANNER PROVIDED BY APPLICABLE STATUTE, LAW, RULE OF COURT OR OTHERWISE. BORROWER AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LENDER OR THE AGENTS OR PROPERTY THEREOF, IN ANY COURT OTHER THAN THE ONE SPECIFIED ABOVE IN THIS SECTION 12.5. NOTHING IN THIS SECTION 12.5 SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

12.6 Assignability. Lender may at any time assign Lender’s rights in this Agreement, the Note, the Obligations, or any part thereof and transfer Lender’s rights in any or all of the Collateral, and Lender thereafter shall be relieved from all liability with respect to such Collateral. In addition, Lender may at any time sell one or more participations in the Loan. Borrower may not sell or assign this Agreement, or any other agreement with Lender or any portion thereof, either voluntarily or by operation of law, without the prior written consent of Lender. This Agreement shall be binding upon Lender and Borrower and their respective legal representatives and successors. All references in this Agreement to Borrower shall be deemed to include any successors, whether immediate or remote.

12.7 Binding Effect. This Agreement shall become effective as of the Effective Date upon execution by Borrower and Lender. If this Agreement is not dated or contains any blanks when executed by Borrower, Lender is authorized, without notice to Borrower, to complete any such date or blanks according to the terms upon which this Agreement is executed.

12.8 Governing Law. This Agreement, the Loan Documents and the Note shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

12.9 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or unenforceable or invalid under any such law, such provision shall be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.10 Survival of Borrower Representations. All covenants, agreements, representations and warranties made by Borrower in this Agreement shall, notwithstanding any investigation by Lender, be deemed material and relied upon by Lender and shall survive the making and execution of this Agreement and the other Loan Documents and the issuance of the Note, and shall be deemed to be continuing representations and warranties until such time as Borrower has fulfilled all of its Obligations to Lender. Lender, in extending financial accommodations to Borrower, is expressly acting and relying on such covenants, agreements, representations and warranties.

12.11 Time of Essence. Time is of the essence in making payments of all amounts due Lender under this Agreement and in the performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement.

12.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

12.13 Signatures. Lender is authorized to rely upon and accept as an original this Agreement, any other Loan Documents or any other communication sent to Lender by facsimile, telegraphic or other electronic transmission (each, a “Communication”) that Lender in good faith believes has been signed by Borrower and has been delivered to Lender by a properly authorized representative of Borrower, whether or not that is in fact the case. Notwithstanding the foregoing, Lender shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Lender in lieu of, or in addition to, any such Communication.

12.14 Notices. All notices, requests, demands and other communications provided for under this Agreement shall be in writing, sent by nationally recognized overnight courier or by facsimile or electronic mail (with a follow-up copy sent by nationally recognized overnight courier) or delivered in person, and addressed as follows:

If to Borrower:	Student CU Connect CUSO, LLC
8700 Indian Creek Parkway, Suite 120 Overland Park, KS 66210 Attn: Board of Managers Fax: 913-322-3770 Email: tferris@rochdalegroup.com

If to Lender:	ITT Educational Services, Inc.
13000 North Meridian Street Carmel, IN 46032-1404 Attn: Chief Financial Officer Fax: 317-706-9254 Email: dfitzpatrick@ittesi.com or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 12.14. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

12.15 Indemnification; Documentation Costs; Reimbursement of Expenses. Borrower agrees to defend (with counsel satisfactory to Lender), protect and indemnify each Indemnified Party from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and distributions of any kind or nature (including disbursements to and the reasonable fees of counsel for each Indemnified Party, which shall also include attorneys’ fees) imposed on, incurred by or asserted against any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state or local laws or regulations (including securities, environmental laws and commercial laws and regulations), under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto, the preparation, execution and delivery of this Agreement and the other Loan Documents (including the making or issuance and management of the Loans, the use or intended use of the proceeds of the Loans), or the enforcement of Lender’s rights and remedies under this Agreement, the Note, the other Loan Documents, any other instruments and documents delivered under this Agreement, or any other agreement between Borrower and Lender; provided, however, that Borrower shall not have any obligations under this Agreement to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand and, failing prompt payment, shall, together with interest thereon at the Default Rate from the date incurred by each Indemnified Party until paid by Borrower, be added to the Obligations of Borrower and be secured by the Collateral.

Without limiting the foregoing:

(i) Borrower further agrees that all of Lender’s expenses incurred in connection with the negotiation and documentation of this Agreement and the other Loan Documents, shall be added to and become part of the initial Obligations under the Note, this Agreement and the other Loan Documents (without any actual disbursement to Borrower) and shall accrue interest as provided in this Agreement and be secured by the Collateral.

(ii) If, at any time or times prior or subsequent to the Effective Date, regardless of whether or not an Event of Default then exists or any of the transactions contemplated hereunder are concluded, Lender employs counsel for advice or other representation, or incurs legal or accountants’, auditors’, appraisers’, liquidators’, engineers’, or other consultant or expert expenses or other costs or out-of-pocket expenses (including support staff costs, amounts expended in litigation preparation, computerized research costs, telephone and facsimile expenses, mileage costs, deposition related expenses, postage costs, photocopy costs, process service fees, and costs of videotapes) in connection with: (a) the negotiation, preparation, execution or delivery any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest in this Agreement to a participating lender or other Person; (b) the administration or enforcement of the Loans, (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, any of the other Loan Documents or Borrower’s affairs, including in connection with any bankruptcy, reorganization, insolvency, or receivership proceeding; (d) any attempt to enforce any rights of Lender against Borrower or any other Person that may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, irrespective of whether litigation is commenced in pursuit of such rights; or (e) any attempt to inspect, verify, protect, preserve, restore, collect, sell, manufacture, liquidate or otherwise dispose of or realize upon the Collateral or any of Borrower’s assets that do not constitute Collateral (all of which are, collectively, “Expenses”); then, in any such event, such Expenses (whether incurred before or after judgment) shall be payable, on demand, by Borrower to Lender and shall be additional Obligations under this Agreement secured by the Collateral. Additionally, if any taxes (excluding taxes imposed upon or measured by the income of Lender) shall be payable on account of the execution or delivery of this Agreement or the other Loan Documents, or the execution, delivery, issuance or recording of any of the Loan Documents, or the creation of any of the Obligations hereunder, by reason of any federal, state or local statute or other law existing on or after the Effective Date, then Borrower shall pay all such taxes (including any interest and penalties thereon) and shall indemnify Lender from and against liability in connection therewith.

The provisions of this Section 12.15 shall survive the satisfaction and payment of the other Obligations and the termination of this Agreement.

12.16 USA Patriot Act. Borrower represents and warrants to Lender that neither Borrower nor any affiliate is identified in any list of known or suspected terrorists published by any United States government agency (collectively, as such lists may be amended or supplemented from time to time, the “Blocked Persons Lists”), including: (a) the annex to Executive Order 13224 issued on September 23, 2001, and (b) the Specially Designated Nationals List published by the Office of Foreign Assets Control.

If Borrower becomes aware that it or any of its affiliates is identified on any Blocked Persons List, Borrower shall immediately notify Lender in writing of such information. Borrower further agrees that in the event it or any of its affiliates is at any time identified on any Blocked Persons List, such event shall be an immediate Event of Default (without notice or demand or any other action by Lender) and shall entitle Lender to exercise any and all remedies provided in this Agreement or any other Loan Document or otherwise permitted by law. In addition, Lender may immediately contact the Office of Foreign Assets Control and any other government agency Lender deems appropriate in order to comply with its obligations under any law, regulation, order or decree regulating or relating to terrorism or money laundering.

12.17 Lender’s Decision Power. Wherever Lender’s judgment, consent, or approval is required, under this Agreement or any other Loan Document for any matter or thing, or Lender has an option, election, or right of determination hereunder or thereunder, including any right to determine that something is acceptable or satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender unless otherwise expressly stated to be reasonably exercised. Such Decision Power and each other power granted to Lender in this Agreement or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent.

12.18 Members not Liable. Lender acknowledges and agrees that all Obligations under this Agreement are debts of the Borrower and that the credit union members of Borrower are not individually liable for the Obligations under this Agreement.

[Remainder of page left intentionally blank; signature page follows.]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the Effective Date.

BORROWER:

STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company

By:	/s/ Dan Kampen
Name: Dan Kampen
Title: Program Administrator

LENDER:

ITT EDUCATIONAL SERVICES, INC., a Delaware corporation

By:	/s/ Kevin M. Modany
Name: Kevin M. Modany
Title: Chairman & CEO

SCHEDULE 5

to

Loan and Security Agreement

DESIGNATED BORROWER REPRESENTATIVES

Tony Ferris, Partner

Joe Karlin, Principal

Jeff Owen, Senior Associate

SCHEDULE 7.15

to

Loan and Security Agreement

BANK ACCOUNTS

Institution:	Account #:	Account Name:
Eli Lilly Federal Credit Union	1217851	Student CU Connect CUSO, LLC, Operating Account
Eli Lilly Federal Credit Union	1223003	Student CU Connect CUSO, LLC, Distribution Account

No other accounts.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made effective as of December 30, 2009 (the “Effective Date”) between STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company (“Borrower”), and ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (“Lender”).

RECITALS

The following recitals are a material part of this Amendment:

A. Borrower and Lender entered into a revolving credit facility as evidenced by that certain Loan and Security Agreement dated as of May 18, 2009 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Loan Agreement”) between Borrower and Lender, and additional instruments and agreements between Borrower and Lender, including that certain Revolving Note dated as of May 18, 2009 made by Borrower in favor of Lender in the maximum principal amount of $300,000,000.00 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Note”).

B. Borrower and Lender have agreed to, among other things, modify the interest rate under the credit facility by amending the Loan Agreement and the Note pursuant to this Amendment and that certain First Amendment Allonge to Revolving Note dated as of the Effective Date (the “Allonge”) and executed contemporaneously with this Amendment.

C. Lender is willing to amend the Loan Agreement and the Note upon and subject to the terms, provisions and conditions set forth in this Amendment and the Allonge.

AGREEMENT

In consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment mutually agree as follows:

SECTION 1. DEFINED TERMS. All capitalized terms used but not otherwise defined in this Amendment have the meaning set forth in the Loan Agreement.

SECTION 2. ACKNOWLEDGMENT OF INDEBTEDNESS. Borrower and Lender hereby acknowledge and agree that, as of the Effective Date, the outstanding balance(including accrued interest) of $13,287,661.11 is due and owing under the Note. Borrower unconditionally and irrevocably acknowledges that the obligations evidenced by the Loan Documents are enforceable against it in accordance with the terms thereof, and unconditionally and irrevocably waives any and all defenses, claims or setoffs affecting any of the obligations which may have existed or arisen (or which are based on facts or circumstances actually or allegedly existing) prior to the Effective Date (except for mathematical or clerical errors proven to the reasonable satisfaction of Lender, for which any remedies in favor of Borrower shall be limited to the correction of such mathematical or clerical error).

SECTION 3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is amended so that all of the terms and provisions of this Amendment, including all terms defined in this Amendment, are incorporated and integrated into, and made a material part of, the Loan Agreement as if fully set forth therein. In addition, the definition of “Interest Rate” in Section 1.1 of the Loan Agreement is deleted entirely and replaced with the following:

“Interest Rate”: The per annum rate equal to the Prime Rate plus 225/100 percent (2.25%) per annum.

SECTION 4. RATIFICATION AND REAFFIRMATION OF THE LOAN DOCUMENTS; FURTHER ASSURANCES.

4.1 Except as expressly modified in this Amendment and the Allonge, Borrower ratifies, affirms and confirms the terms, covenants and provisions of the Loan Documents, including the Loan Agreement and any other rights and obligations in favor of Lender thereunder, and acknowledges that the same are and shall continue in full force and effect to secure the Obligations.

4.2 Borrower further agrees, at its own cost, and without expense to Lender, to do, execute, acknowledge and deliver all and every such further agreements, instruments, acts, deeds, conveyances, financing statements, assignments, notices of assignments, transfers and assurances as Lender shall from time to time require, for carrying out the intention of facilitating the performance of the terms of the Loan Documents, including the Loan Agreement, the Note and this Amendment and the Allonge.

SECTION 5. CONDITIONS TO EFFECTIVENESS. The provisions of Section 3 of this Amendment shall become effective as of the date of, and only upon the satisfaction of, all of the following conditions precedent:

5.1 Lender shall have received an original of this Amendment and the Allonge, fully executed and duly authorized and delivered to Lender by Borrower.

5.2 All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment and the Allonge, and all documents incidental thereto shall be satisfactory in form and substance to Lender and its counsel, and Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as Lender may request in its sole and absolute discretion.

5.3 Borrower shall have paid to Lender all closing costs and other expenses that Borrower is obligated to pay under this Amendment, the Loan Agreement and the Loan Documents.

SECTION 6. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Amendment and to amend the Loan Documents in the manner provided in this Amendment, Borrower represents and warrants to Lender that the following statements are true, correct and complete:

6.1 Borrower has all requisite corporate power and authority to enter into this Amendment and the Allonge and to carry out the transactions contemplated by, and perform its obligations under, this Amendment, the Allonge, and the Loan Documents.

6.2 The execution and delivery of this Amendment, the Allonge and the performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower.

6.3 The execution and delivery by Borrower of this Amendment, the Allonge and the performance of the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the articles of organization, operating agreement or other organizational documents of Borrower or any order, judgment or decree of any court or other agency of government binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual provision or restriction binding on or affecting Borrower, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of Borrower, or (iv) require any approval of members or any approval or consent of any Person under any contract or agreement to which Borrower is a party that has not already been obtained.

6.4 The execution and delivery by Borrower of this Amendment, the Allonge, and the performance of the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

6.5 This Amendment, the Allonge, and the Loan Documents have been duly executed and delivered by Borrower and are its legally valid and binding obligations, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.6 No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment or the Allonge that would constitute a default under the Loan Documents.

6.7 After giving effect to this Amendment and the Allonge, the representations and warranties contained in the Loan Agreement are and will be true, correct and complete with respect to Borrower in all material respects on and as of the Effective Date to the same extent as though made on and as of the Effective Date.

SECTION 7. RELEASE OF LIABILITY. Borrower releases, remises, acquits and forever discharges Lender and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiaries, parents and related divisions (all of the foregoing, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the Loan Documents on account of any matters or things done, omitted or suffered to be done prior to and including the “Effective Date” (all of the foregoing, the “Released Matters”). Borrower acknowledges that the agreements in this Section 7 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

SECTION 8. MISCELLANEOUS.

8.1 Borrower agrees with Lender that all of the terms of the Loan Agreement, the Note, the other Loan Documents and any other agreement, document, or instrument executed and delivered by Borrower to Lender in connection with Borrower’s obligations under the Loan Agreement and the Loan Documents, are incorporated in and made a part of this Amendment by this reference.

8.2 This Amendment shall be binding upon the parties to this Amendment and their respective heirs, executors, personal and legal representatives, successors and assigns.

8.3 If any term, covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, the validity or enforceability of the remaining provisions shall not in any way be affected.

8.4 This Amendment, the Allonge and the other Loan Documents constitute the entire agreement between the parties and are the final expression of the intentions of Borrower and Lender. No promises, either expressed or implied, exist between Borrower and Lender, unless contained in this Amendment, the Allonge or the other Loan Documents. This Amendment, the Allonge and the other Loan Documents supersede all negotiations, representations, warranties, commitments, offers and contracts (of any kind or nature, whether oral or written) with respect to the subject matter hereof prior to or contemporaneous with the Effective Date.

8.5 This Amendment, and any provisions of this Amendment, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party to this Amendment, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

8.6 Borrower agrees that the Loans, including the Interest Rate, fees and charges as contemplated by this Amendment, the Allonge, the Loan Agreement and the other Loan Documents, (a) are business loans under New York law, (b) are exempted transactions under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (c) do not violate the provisions of any New York usury laws, any consumer credit laws or the usury laws of any state that may have jurisdiction over the transactions described in the Loan Documents or any property securing the Obligations. Borrower represents and warrants to Lender that it is entering into this Amendment and the Allonge on its own behalf, and not as nominee, designee, or agent for another nor is Borrower acting for another in so borrowing the amounts under the Loan Documents.

8.7 This Amendment and the Allonge shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the laws of New York and for all purposes shall be construed in accordance with the laws of New York, without giving effect to the choice of law provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8.8 This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. A signature of a party to this Amendment sent by facsimile, e-mail or other electronic transmission shall have the same force and effect as an original signature of such party.

8.9 Lender acknowledges and agrees that all Obligations under this Agreement are debts of the Borrower and that the credit union members of Borrower are not individually liable for the Obligations under this Agreement.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the Effective Date.

BORROWER:

STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company

By:	/s/ Daniel R. Kampen
Name: Daniel R. Kampen
Title: CUSO Administrator

LENDER:

ITT EDUCATIONAL SERVICES, INC., a Delaware corporation

By:	/s/ Kevin M. Modany
Name: Kevin M. Modany
Title: Chairman & CEO

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made effective as of January 13, 2011 (the “Effective Date”) between STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company (“Borrower”), and ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (“Lender”).

RECITALS

The following recitals are a material part of this Amendment:

A. Borrower and Lender entered into a revolving credit facility as evidenced by that certain Loan and Security Agreement dated as of May 18, 2009, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 30, 2009 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Loan Agreement”) between Borrower and Lender, and additional instruments and agreements between Borrower and Lender, including that certain Revolving Note dated as of May 18, 2009 made by Borrower in favor of Lender in the maximum principal amount of $300,000,000.00 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Note”).

B. Borrower and Lender have agreed to, among other things, provide that the due date of the initial quarterly interest payment under the credit facility shall be extended by one year to January 1, 2012, and to further provide for an interest rate reduction under the credit facility during those periods in which Borrower obtains certain enhanced servicing, by amending the Loan Agreement and the Note pursuant to this Amendment and that certain Second Amendment Allonge to Revolving Note (the “Allonge”), each dated as of the Effective Date and executed contemporaneously with this Amendment.

C. Lender is willing to amend the Loan Agreement and the Note upon and subject to the terms, provisions and conditions set forth in this Amendment and the Allonge.

AGREEMENT

In consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment mutually agree as follows:

SECTION 1. DEFINED TERMS. All capitalized terms used but not otherwise defined in this Amendment have the meaning set forth in the Loan Agreement.

SECTION 2. ACKNOWLEDGMENT OF INDEBTEDNESS. Borrower and Lender hereby acknowledge and agree that, as of the Effective Date, the outstanding balance due and owing under the Note (which includes both principal and accrued unpaid interest) is $10,779,009.04. Borrower unconditionally and irrevocably acknowledges that all obligations evidenced by the Loan Documents are enforceable against it in accordance with the terms thereof, and unconditionally and irrevocably waives any and all defenses, claims or setoffs affecting any of the obligations which may have existed or arisen (or which are based on facts or circumstances actually or allegedly existing) prior to the Effective Date (except for mathematical or clerical errors proven to the reasonable satisfaction of Lender, for which any remedies in favor of Borrower shall be limited to the correction of such mathematical or clerical error).

SECTION 3. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is amended so that all of the terms and provisions of this Amendment, including all terms defined in this Amendment, are incorporated and integrated into, and made a material part of, the Loan Agreement as if fully set forth therein. In addition, the following specific amendments are hereby adopted:

3.1 Section 1.1 of the Loan Agreement is hereby amended by adding the following defined terms:

“Enhanced Servicing”: Such services and activities of a Servicer provided with respect to Student Loans that are in addition to those services and activities set forth in that certain Business Requirements Document dated January 21, 2009.

“Enhanced Servicing Threshold”: Enhanced Servicing for at least 75% of the dollar value (based on outstanding principal balances) of those Student Loans held by Borrower for which the applicable Students are no longer enrolled in an ITT Technical Institute for at least four quarter credit hours, regardless of the reason, which Student Loans have not been either (i) Charged Off (as defined in Schedule A to the Risk Sharing Agreement) or (ii) paid in full.

Except as amended by Section 3.2 of this Amendment and this Section 3.1, the remainder of Section 1.1 of the Loan Agreement is unchanged.

3.2 Section 1.1 of the Loan Agreement is hereby further amended so that the definitions of Bailment Agreement, Servicer, Servicing Agreement, and Servicing Fee read in their entirety as follows:

“Bailment Agreement”: Any Bailment Agreement entered into from time to time among Lender, Borrower and any Servicer, as amended, supplemented, modified, or replaced from time to time.

“Servicer”: The Person or Persons obligated pursuant to one or more Servicing Agreements to, among other things, collect, monitor and report Student Loan payments, handle late payments and other delinquencies, and remit payments.

“Servicing Agreement”: Any Servicing Agreement entered into from time to time between Borrower and any Servicer, as amended, supplemented, modified, or replaced from time to time.

“Servicing Fee”: All servicing fees payable to Servicers for performing their respective servicing obligations under the applicable Servicing Agreements.

Except as amended by Section 3.1 of this Amendment and this Section 3.2, the remainder of Section 1.1 of the Loan Agreement is unchanged.

3.3 Subsection 2.1(c)(i) of the Loan Agreement is hereby amended to provide that the commencement date for quarterly payments of accrued and unpaid interest on the principal balance of the Loans shall be January 1, 2012. The remainder of Subsection 2.1(c)(i) of the Loan Agreement is unchanged.

3.4 Subsection 2.1(c)(iii)(B) of the Loan Agreement is hereby amended by adding the following at the end of such Subsection: “Notwithstanding anything contained herein to the contrary, during (and only during) Funding Year 2011, at Borrower’s option exercised from time to time during such Funding Year with prior written notice to Lender, any amounts payable to Borrower as refunds of Student Loans and otherwise required to be paid to Lender as set forth above shall be deposited in the Commitment Account (as defined in the Participation Agreement) to be utilized to purchase Student Loans from time to time, as provided in the Participation Agreement and the other Program Documents.” The remainder of Subsection 2.1(c)(iii)(B) of the Loan Agreement is unchanged.

3.5 Section 2.2 of the Loan Agreement is hereby amended by adding the following at the end of such Section: “Notwithstanding anything contained herein to the contrary, during (and only during) any period in which the Enhanced Servicing Threshold is met, provided that Borrower shall have timely provided both the notifications and the certifications required by Section 9.13 hereof, the Interest Rate shall be the Prime Rate plus one percent (1.00%) per annum.” The remainder of Section 2.2 of the Loan Agreement is unchanged.

3.6 The third paragraph of Section 6.5 of the Loan Agreement is hereby amended by adding the following at the end of such paragraph: “Notwithstanding anything contained herein to the contrary, Borrower shall be required to cause Bailment Agreements to be entered into with only those Servicers that will have access to Student Loan Documents, and each such Bailment Agreement must be in form and substance satisfactory to Lender.” The remainder of Section 6.5 of the Loan Agreement is unchanged.

3.7 The Loan Agreement is hereby amended by adding a new Section 9.13 as follows:

9.13 Enhanced Servicing Notifications and Certifications.

(a) Borrower shall provide written notice to Lender, in form and content reasonably satisfactory to Lender, of each period of time during which the Enhanced Servicing Threshold is being met, by providing such notice within five (5) Business Days following both (i) any date on which the Enhanced Servicing Threshold is met, and (ii) the last date thereafter on which the Enhanced Servicing Threshold was met.

(b) Within ten (10) Business Days following the end of each quarter during which Borrower reasonably believes the Enhanced Servicing Threshold was met for at least one day, Borrower shall certify in writing to Lender, in form and content reasonably satisfactory to Lender, as to the dates on which such Enhanced Servicing Threshold was met during such quarter.

3.8 Section 10 of the Loan Agreement is hereby amended by adding a new Subsection 10(j) as follows:

(j) the delivery of any Student Loan Document to any Servicer or other Person who has not executed a Bailment Agreement pursuant to Section 6.5.

SECTION 4. RATIFICATION AND REAFFIRMATION OF THE LOAN DOCUMENTS; FURTHER ASSURANCES.

4.1 Except and as expressly modified by this Amendment and the Allonge, Borrower ratifies, affirms and confirms the terms, covenants and provisions of the Loan Documents, including the Loan Agreement and any other rights and obligations in favor of Lender thereunder, and acknowledges that the same are and shall continue in full force and effect to evidence and secure the Obligations.

4.2 Borrower further agrees, at its own cost, and without expense to Lender, to do, execute, acknowledge and deliver all and every such further agreements, instruments, acts, deeds, conveyances, financing statements, assignments, notices of assignments, transfers and assurances as Lender shall from time to time require, for carrying out the intention of facilitating the performance of the terms of the Loan Documents, including the Loan Agreement, the Note and this Amendment and the Allonge.

SECTION 5. CONDITIONS TO EFFECTIVENESS. The provisions of Section 3 of this Amendment shall become effective as of the date of, and only upon the satisfaction of, all of the following conditions precedent:

5.1 Lender shall have received an original of this Amendment and the Allonge, fully executed and duly authorized and delivered to Lender by Borrower.

5.2 All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment and the Allonge, and all documents incidental thereto shall be satisfactory in form and substance to Lender and its counsel, and Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as Lender may request in its sole and absolute discretion.

5.3 Borrower shall have paid to Lender all closing costs and other expenses that Borrower is obligated to pay under this Amendment, the Loan Agreement and the Loan Documents.

SECTION 6. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Amendment and to amend the Loan Documents in the manner provided in this Amendment, Borrower represents and warrants to Lender that the following statements are true, correct and complete:

6.1 Borrower has all requisite corporate power and authority to enter into this Amendment and the Allonge and to carry out the transactions contemplated by, and perform its obligations under, this Amendment, the Allonge, and the Loan Documents.

6.2 The execution and delivery of this Amendment, the Allonge and the performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower.

6.3 The execution and delivery by Borrower of this Amendment, the Allonge and the performance of the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the articles of organization, operating agreement or other organizational documents of Borrower or any order, judgment or decree of any court or other agency of government binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual provision or restriction binding on or affecting Borrower, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of Borrower, or (iv) require any approval of members or any approval or consent of any Person under any contract or agreement to which Borrower is a party that has not already been obtained.

6.4 The execution and delivery by Borrower of this Amendment, the Allonge, and the performance of the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

6.5 This Amendment, the Allonge, and the Loan Documents have been duly executed and delivered by Borrower and are its legally valid and binding obligations, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.6 No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment or the Allonge that would constitute a default under the Loan Documents.

6.7 After giving effect to this Amendment and the Allonge, the representations and warranties contained in the Loan Agreement are and will be true, correct and complete with respect to Borrower in all material respects on and as of the Effective Date to the same extent as though made on and as of the Effective Date.

SECTION 7. RELEASE OF LIABILITY. Borrower releases, remises, acquits and forever discharges Lender and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiaries, parents and related divisions (all of the foregoing, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the Loan Documents on account of any matters or things done, omitted or suffered to be done prior to and including the “Effective Date” (all of the foregoing, the “Released Matters”). Borrower acknowledges that the agreements in this Section 7 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

SECTION 8. MISCELLANEOUS.

8.1 Borrower agrees with Lender that all of the terms of the Loan Agreement, the Note, the other Loan Documents and any other agreement, document, or instrument executed and delivered by Borrower to Lender in connection with Borrower’s obligations under the Loan Agreement and the Loan Documents, are incorporated in and made a part of this Amendment by this reference.

8.2 This Amendment shall be binding upon the parties to this Amendment and their respective heirs, executors, personal and legal representatives, successors and assigns.

8.3 If any term, covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, the validity or enforceability of the remaining provisions shall not in any way be affected.

8.4 This Amendment, the Allonge and the other Loan Documents constitute the entire agreement between the parties and are the final expression of the intentions of Borrower and Lender. No promises, either expressed or implied, exist between Borrower and Lender, unless contained in this Amendment, the Allonge or the other Loan Documents. This Amendment, the Allonge and the other Loan Documents supersede all negotiations, representations, warranties, commitments, offers and contracts (of any kind or nature, whether oral or written) with respect to the subject matter hereof prior to or contemporaneous with the Effective Date.

8.5 This Amendment, and any provisions of this Amendment, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party to this Amendment, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

8.6 Borrower agrees that the Loans, including the Interest Rate, fees and charges as contemplated by this Amendment, the Allonge, the Loan Agreement and the other Loan Documents, (a) are business loans under New York law, (b) are exempted transactions under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (c) do not violate the provisions of any New York usury laws, any consumer credit laws or the usury laws of any state that may have jurisdiction over the transactions described in the Loan Documents or any property securing the Obligations. Borrower represents and warrants to Lender that it is entering into this Amendment and the Allonge on its own behalf, and not as nominee, designee, or agent for another nor is Borrower acting for another in so borrowing the amounts under the Loan Documents.

8.7 This Amendment and the Allonge shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the laws of New York and for all purposes shall be construed in accordance with the laws of New York, without giving effect to the choice of law provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8.8 This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. A signature of a party to this Amendment sent by facsimile, e-mail or other electronic transmission shall have the same force and effect as an original signature of such party.

8.9 Lender acknowledges and agrees that all Obligations under this Agreement are debts of the Borrower and that the credit union members of Borrower are not individually liable for the Obligations under this Agreement.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the Effective Date.

BORROWER:

STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company

By:	/s/ Joe Karlin
Name: Joe Karlin
Title: Program Administrator

LENDER:

ITT EDUCATIONAL SERVICES, INC., a Delaware corporation

By:	/s/ Kevin M. Modany
Name: Kevin M. Modany
Title: Chairman and CEO

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into effective as of May 18, 2012 (the “Effective Date”) between STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company (“Borrower”), and ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (“Lender”).

RECITALS

The following recitals are a material part of this Amendment:

A. Borrower and Lender entered into a revolving credit facility as evidenced by that certain Loan and Security Agreement dated as of May 18, 2009, as amended by that certain First Amendment to Loan and Security Agreement dated as of December 30, 2009, and that certain Second Amendment to Loan and Security Agreement dated as of January 3, 2011 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Loan Agreement”), between Borrower and Lender, and additional instruments and agreements between Borrower and Lender, including that certain Revolving Note dated as of May 18, 2009, made by Borrower in favor of Lender in the maximum principal amount of $300,000,000.00 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Note”).

B. Borrower has requested certain changes to be effected by amending the Loan Agreement and the Note pursuant to this Amendment.

C. Borrower is entering into a new servicing agreement that provides for enhanced servicing activities, and therefore references in the Loan Agreement to certifications of enhanced servicing are no longer necessary.

D. Lender is willing to amend the Loan Agreement and the Note upon and subject to the terms, provisions and conditions set forth in this Amendment and in that certain Third Amendment Allonge to Revolving Note, a copy of which is attached as Exhibit A (the “Allonge”), executed contemporaneously with this Amendment.

AGREEMENT

In consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties to this Amendment mutually agree as follows:

SECTION 1. DEFINED TERMS. All capitalized terms used but not otherwise defined in this Amendment have the meaning set forth in the Loan Agreement.

SECTION 2. ACKNOWLEDGMENT OF INDEBTEDNESS. Borrower and Lender hereby acknowledge and agree that, as of the Effective Date, the outstanding balance due and owing under the Note (which includes both principal and accrued unpaid interest) is $9,485,011.48. Borrower unconditionally and irrevocably acknowledges that all obligations evidenced by the Loan Documents are enforceable against it in accordance with the terms thereof, and unconditionally and irrevocably waives any and all defenses, claims or setoffs affecting any of the obligations which may have existed or arisen (or which are based on facts or circumstances actually or allegedly existing) prior to the Effective Date (except for mathematical or clerical errors proven to the reasonable satisfaction of Lender, for which any remedies in favor of Borrower shall be limited to the correction of such mathematical or clerical error).

SECTION 3. AMENDMENTS TO LOAN AGREEMENT. Effective as of the Effective Date, the Loan Agreement is amended so that all of the terms and provisions of this Amendment, including all terms defined in this Amendment, are incorporated and integrated into, and made a material part of, the Loan Agreement as if fully set forth therein. In addition, the following specific amendments are hereby adopted:

3.1 Section 1.1 of the Loan Agreement is hereby amended in the following respects:

(a) The definitions of “Advance Termination Date” and “Interest Rate” are deleted in their entirety and the following is substituted in their stead:

“Advance Termination Date”: January 1, 2014.

“Interest Rate”: The per annum rate equal to the Prime Rate plus one percent (1.00%) per annum.

(b) The following definitions are deleted in their entirety: “Enhanced Servicing” and “Enhanced Servicing Threshold.”

(c) For the avoidance of any confusion, other than the changes specified in (a) and (b) above, of Section 1.1 of the Loan Agreement remains unchanged.

3.2 Subsection 2.1(c)(i) of the Loan Agreement is hereby amended to provide that the commencement date for quarterly payments of accrued and unpaid interest on the principal balance of the Loans shall be January 1, 2014. For the avoidance of any confusion, the remainder of Subsection 2.1(c)(i) of the Loan Agreement is unchanged.

3.3 Section 2.2 of the Loan Agreement is hereby amended to delete the last sentence of such Section. For the avoidance of any confusion, the remainder of Section 2.2 of the Loan Agreement is unchanged.

3.4 Section 9.13 of the Loan Agreement is hereby deleted in its entirety.

As hereby amended, that the Loan Agreement remains in full force and effect.

SECTION 4. RATIFICATION AND REAFFIRMATION OF THE LOAN DOCUMENTS; FURTHER ASSURANCES.

4.1 Except and as expressly modified by this Amendment and the Allonge, Borrower ratifies, affirms and confirms the terms, covenants and provisions of the Loan Documents, including the Loan Agreement and any other rights and obligations in favor of Lender thereunder, and acknowledges that the same are and shall continue in full force and effect to evidence and secure the Obligations.

4.2 Borrower further agrees, at its own cost, and without expense to Lender, to do, execute, acknowledge and deliver all and every such further agreements, instruments, acts, deeds, conveyances, financing statements, assignments, notices of assignments, transfers and assurances as Lender shall from time to time require, for carrying out the intention of facilitating the performance of the terms of the Loan Documents, including the Loan Agreement, the Note and this Amendment and the Allonge.

SECTION 5. CONDITIONS TO EFFECTIVENESS. The provisions of Section 3 of this Amendment shall become effective as of the date of, and only upon the satisfaction of, all of the following conditions precedent:

5.1 Lender shall have received an original of this Amendment and the Allonge, fully executed and duly authorized and delivered to Lender by Borrower.

5.2 All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Amendment and the Allonge, and all documents incidental thereto shall be satisfactory in form and substance to Lender and its counsel, and Lender and such counsel shall have received all such counterpart originals or certified copies of such documents as Lender may request in its sole and absolute discretion.

5.3 Borrower shall have paid to Lender all closing costs and other expenses that Borrower is obligated to pay under this Amendment, the Loan Agreement and the Loan Documents.

SECTION 6. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Amendment and to amend the Loan Documents in the manner provided in this Amendment, Borrower represents and warrants to Lender that the following statements are true, correct and complete:

6.1 Borrower has all requisite corporate power and authority to enter into this Amendment and the Allonge and to carry out the transactions contemplated by, and perform its obligations under, this Amendment, the Allonge, and the Loan Documents.

6.2 The execution and delivery of this Amendment, the Allonge and the performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Borrower.

6.3 The execution and delivery by Borrower of this Amendment, the Allonge and the performance of the Loan Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower, the articles of organization, operating agreement or other organizational documents of Borrower or any order, judgment or decree of any court or other agency of government binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual provision or restriction binding on or affecting Borrower, (iii) result in or require the creation or imposition of any lien upon any of the properties or assets of Borrower, or (iv) require any approval of members or any approval or consent of any Person under any contract or agreement to which Borrower is a party that has not already been obtained.

6.4 The execution and delivery by Borrower of this Amendment, the Allonge, and the performance of the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

6.5 This Amendment, the Allonge, and the Loan Documents have been duly executed and delivered by Borrower and are its legally valid and binding obligations, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

6.6 No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment or the Allonge that would constitute a default under the Loan Documents.

6.7 After giving effect to this Amendment and the Allonge, the representations and warranties contained in the Loan Agreement are and will be true, correct and complete with respect to Borrower in all material respects on and as of the Effective Date to the same extent as though made on and as of the Effective Date.

SECTION 7. RELEASE OF LIABILITY. Borrower releases, remises, acquits and forever discharges Lender and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiaries, parents and related divisions (all of the foregoing, the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the Effective Date, and in any way directly or indirectly arising out of or in any way connected to this Amendment, the Loan Agreement and the Loan Documents on account of any matters or things done, omitted or suffered to be done prior to and including the “Effective Date” (all of the foregoing, the “Released Matters”). Borrower acknowledges that the agreements in this Section 7 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

SECTION 8. MISCELLANEOUS.

8.1 Borrower agrees with Lender that all of the terms of the Loan Agreement, the Note, the other Loan Documents and any other agreement, document, or instrument executed and delivered by Borrower to Lender in connection with Borrower’s obligations under the Loan Agreement and the Loan Documents, are incorporated in and made a part of this Amendment by this reference.

8.2 This Amendment shall be binding upon the parties to this Amendment and their respective heirs, executors, personal and legal representatives, successors and assigns.

8.3 If any term, covenant or condition of this Amendment shall be held to be invalid, illegal or unenforceable in any respect, the validity or enforceability of the remaining provisions shall not in any way be affected.

8.4 This Amendment, the Allonge and the other Loan Documents constitute the entire agreement between the parties and are the final expression of the intentions of Borrower and Lender. No promises, either expressed or implied, exist between Borrower and Lender, unless contained in this Amendment, the Allonge or the other Loan Documents. This Amendment, the Allonge and the other Loan Documents supersede all negotiations, representations, warranties, commitments, offers and contracts (of any kind or nature, whether oral or written) with respect to the subject matter hereof prior to or contemporaneous with the Effective Date.

8.5 This Amendment, and any provisions of this Amendment, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party to this Amendment, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

8.6 Borrower agrees that the Loans, including the Interest Rate, fees and charges as contemplated by this Amendment, the Allonge, the Loan Agreement and the other Loan Documents, (a) are business loans under New York law, (b) are exempted transactions under the Truth In Lending Act, 12 U.S.C. 1601 et seq., as amended from time to time, and (c) do not violate the provisions of any New York usury laws, any consumer credit laws or the usury laws of any state that may have jurisdiction over the transactions described in the Loan Documents or any property securing the Obligations. Borrower represents and warrants to Lender that it is entering into this Amendment and the Allonge on its own behalf, and not as nominee, designee, or agent for another nor is Borrower acting for another in so borrowing the amounts under the Loan Documents.

8.7 This Amendment and the Allonge shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the laws of New York and for all purposes shall be construed in accordance with the laws of New York, without giving effect to the choice of law provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

8.8 This Amendment may be executed in any number of counterparts and by different parties to this Amendment in separate counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. A signature of a party to this Amendment sent by facsimile, e-mail or other electronic transmission shall have the same force and effect as an original signature of such party.

8.9 Lender acknowledges and agrees that all Obligations under this Agreement are debts of the Borrower and that the credit union members of Borrower are not individually liable for the Obligations under this Agreement.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment as of the Effective Date.

BORROWER:

STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company

By:	/s/ Lisa A. Schlehuber
Name: Lisa A. Schlehuber
Title: Board Chair/Manager

LENDER:

ITT EDUCATIONAL SERVICES, INC., a Delaware corporation

By:	/s/ Kevin M. Modany
Name: Kevin M. Modany
Title: Chairman and CEO

EXHIBIT A

to

Third Amendment to Loan and Security Agreement

(Allonge)

THIRD AMENDMENT ALLONGE TO REVOLVING NOTE

This THIRD AMENDMENT ALLONGE TO REVOLVING NOTE (this “Allonge”) is made effective as of May     , 2012 (the “Effective Date”), and is attached to and forms part of that certain Revolving Note dated May 18, 2009 (the “Note”), made by STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company (“Borrower”), in favor of ITT EDUCATIONAL SERVICES, INC., a Delaware corporation (together with its successors and assigns, the “Lender”), in the original principal amount of $300,000,000. Capitalized words and phrases not otherwise defined in this Allonge have the meanings set forth in the Note.

Borrower and Lender hereby agree that the Note is hereby amended by acknowledging that the Loan Agreement has been amended by that certain Third Amendment to Loan and Security Agreement dated as of the Effective Date.

Except as modified by the preceding paragraph, all other terms and provisions of the Note shall remain in full force and effect without modification. Borrower and Lender hereby agree and acknowledge that any and all acts taken or performed by either party hereto prior to the Effective Date that were in accordance with the terms of the Note as modified by this Allonge are hereby approved and ratified. This Allonge is attached to and is hereby made an integral part of the Note. This Allonge shall be binding upon the parties hereto and their successors and assigns. This Allonge shall be construed and enforced in accordance with, and the rights of the parties to this Allonge shall be governed by, the laws of New York, without giving effect to the choice of law provisions thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

IN WITNESS WHEREOF, Borrower has executed this Allonge effective as of the Effective Date.

BORROWER:

STUDENT CU CONNECT CUSO, LLC, a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGED AND AGREED BY LENDER:

ITT EDUCATIONAL SERVICES, INC., a Delaware corporation

By:
Name:
Title: